May 23, 2006

Attached please find our position paper that describes our vision for H.J. Heinz Company. This paper details the reasons for our investment, our recommended actions to improve shareholder value and why we are seeking Board representation.

We are happy to answer any questions you may have about our position paper and/or our current intentions to conduct a proxy solicitation to elect five nominees to Heinz’s twelve-member Board of Directors at its upcoming annual meeting. Please feel free to contact us.

Sincerely,

/s/ Nelson Peltz	/s/ Peter May	/s/ Ed Garden
Nelson Peltz	Peter May	Ed Garden

Trian Contact Information
Investor questions: Ed Garden: egarden@triarc.com Josh Frank: jfrank@triarc.com
Informational website: www.enhanceheinz.com

THIS LETTER, INCLUDING ATTACHMENTS, IS FOR GENERAL INFORMATIONAL PURPOSES ONLY. IT DOES NOT HAVE REGARD TO THE SPECIFIC INVESTMENT OBJECTIVE, FINANCIAL SITUATION, SUITABILITY, OR THE PARTICULAR NEED OF ANY SPECIFIC PERSON WHO MAY RECEIVE THIS LETTER, AND SHOULD NOT BE TAKEN AS ADVICE ON THE MERITS OF ANY INVESTMENT DECISION. THE VIEWS EXPRESSED HEREIN REPRESENT THE OPINIONS OF TRIAN FUND MANAGEMENT, L.P. AND SANDELL ASSET MANAGEMENT CORP. (COLLECTIVELY WITH THE FUNDS AND ACCOUNTS UNDER THEIR MANAGEMENT, THE “TRIAN GROUP”), AND ARE BASED ON PUBLICLY AVAILABLE INFORMATION WITH RESPECT TO H.J. HEINZ COMPANY (THE "ISSUER").

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS ADDRESSED IN THIS LETTER ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES. YOU SHOULD BE AWARE THAT ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. THE TRIAN GROUP ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION.

MEMBERS OF THE TRIAN GROUP RESERVE THE RIGHT TO CHANGE ANY OF THEIR OPINIONS EXPRESSED HEREIN AT ANY TIME AS THEY DEEM APPROPRIATE. THE TRIAN GROUP DISCLAIMS ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED HEREIN.

THIS LETTER DOES NOT RECOMMEND THE PURCHASE OR SALE OF ANY SECURITY. UNDER NO CIRCUMSTANCES IS THIS LETTER TO BE USED OR CONSIDERED AS AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY. MEMBERS OF THE TRIAN GROUP CURRENTLY OWN AN AGGREGATE OF APPROXIMATELY 5.4% OF THE OUTSTANDING COMMON STOCK OF THE ISSUER. THE TRIAN GROUP INCLUDES FUNDS AND ACCOUNTS THAT ARE IN THE BUSINESS OF TRADING – BUYING AND SELLING - PUBLIC SECURITIES. IT IS POSSIBLE THAT THERE WILL BE DEVELOPMENTS IN THE FUTURE THAT CAUSE ONE OR MORE MEMBERS OF THE TRIAN GROUP FROM TIME TO TIME TO SELL ALL OR A PORTION OF THEIR SHARES IN OPEN MARKET TRANSACTIONS OR OTHERWISE (INCLUDING VIA SHORT SALES), BUY ADDITIONAL SHARES (IN OPEN MARKET OR PRIVATELY NEGOTIATED TRANSACTIONS OR OTHERWISE), OR TRADE IN OPTIONS, PUTS, CALLS OR OTHER DERIVATIVE INSTRUMENTS RELATING TO SUCH SHARES.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY TRIAN FUND MANAGEMENT, L.P., SANDELL ASSET MANAGEMENT CORP. AND CERTAIN OF THEIR RESPECTIVE AFFILIATES AND NOMINEES (COLLECTIVELY, THE "PARTICIPANTS") FROM THE SHAREHOLDERS OF H. J. HEINZ COMPANY FOR USE AT THE 2006 ANNUAL MEETING OF SHAREHOLDERS OF H. J. HEINZ COMPANY WHEN AND IF THEY ARE AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND FORM OF PROXY WILL BE MAILED TO SHAREHOLDERS OF H. J. HEINZ COMPANY AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING INNISFREE M&A INCORPORATED BY TELEPHONE AT 1-877-456-3442 OR BY E-MAIL AT INFO@INNISFREEMA.COM. INFORMATION RELATING TO THE PARTICIPANTS IS CONTAINED IN EXHIBIT 2 TO THE SCHEDULE 14A FILED BY THE PARTICIPANTS WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 23, 2006.